                            SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to S240.14a-11 (c) or S240.14a-12
[ ] Confidential, for Use of Commission Only

                             TRUSTMARK CORPORATION
              (Name of Registrant as Specified in its Charter)

                             TRUSTMARK CORPORATION
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
     14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0- 11.

     1)  Title of each class of securities to which transaction applies

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     2)  Aggregate number of securities to which transaction applies:

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     3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

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     4)  Proposed maximum aggregate value of transaction:

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     5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

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     2)  Form, Schedule or Registration Statement No.:

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     3)  Filing Party:

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     4)  Date Filed:

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
                             TRUSTMARK CORPORATION

          POST OFFICE BOX 291     JACKSON, MISSISSIPPI 39205-0291

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 MARCH 12, 1996


TO THE SHAREHOLDERS:

     The annual meeting of the shareholders of Trustmark Corporation, a Mississippi corporation (the "Corporation"), will be held in Ballroom "A" of the Ramada Plaza Hotel, located at Interstate 55 North and County Line Road, Jackson, Mississippi, on Tuesday, March 12, 1996, at 10:00 o'clock A.M., Local Time, for the following purposes:

     1. To elect a board of twenty-five directors to hold office for the ensuing year and until their successors are elected and have qualified.

     2. To transact such other business as may properly come before the meeting.

     The close of business on January 26, 1996 has been fixed as the record date for the determination of the shareholders entitled to notice of and to vote at the annual meeting or any adjournment thereof. The stock transfer books will not close.

     You are urged to sign and return the enclosed proxy as promptly as possible, whether or not you plan to attend the meeting in person. If you do attend the meeting, you may then revoke your proxy prior to the voting thereof. The proxy also may be revoked at any time prior to its exercise by written notice to the Secretary of the Corporation or by execution of a subsequently dated proxy.

     BY ORDER OF THE BOARD OF DIRECTORS.

                              /s/ Frank R. Day
                              -----------------------
                                  Chairman


Dated and Mailed at
Jackson, Mississippi
On or about February 16, 1996

Enclosures:  1)  Proxy
             2)  Business Reply Envelope
             3)  Annual Report

                             TRUSTMARK CORPORATION

          POST OFFICE BOX 291         JACKSON, MISSISSIPPI 39205-0291

               PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

                                 MARCH 12, 1996

                                  I.  GENERAL

     This proxy statement is furnished in connection with the solicitation by the Board of Directors of the Corporation of proxies for the annual meeting of shareholders to be held in Ballroom "A" of the Ramada Plaza Hotel, located at Interstate 55 North and County Line Road, Jackson, Mississippi, on Tuesday, March 12, 1996, at 10:00 o'clock A.M., Local Time, and for any adjournment or adjournments thereof, for the purposes set forth in the foregoing notice of annual meeting of shareholders.

     Any shareholder giving a proxy has the right to revoke it at any time prior to its exercise on the specific matter to be voted upon by written notice to the Secretary, by revocation at the meeting, or by execution of a subsequently dated proxy. All valid proxies received by the Corporation will be voted in accordance with the instructions indicated in such proxies. If no instructions are indicated in an otherwise properly executed proxy, it will be voted for the slate of directors proposed by the Board of Directors.

     Shareholders of record at the close of business on January 26, 1996 are entitled to notice of and to vote at the meeting in person or by proxy. A majority of the shares outstanding constitute a quorum. On the record date the Corporation had outstanding 34,910,683 shares of common stock. Except in the election of directors each share is entitled to one vote, and action on a matter is approved if the votes cast in favor of the action exceed the votes cast opposing the action. Abstentions are not counted.

     Solicitation of proxies will be primarily by mail. Employees of the Corporation and its subsidiaries may be used to solicit proxies by means of telephone, telegraph, or personal contact, but at no additional compensation. Banks, brokers, trustees, and nominees will be reimbursed for reasonable expenses incurred in sending proxy materials to the beneficial owners of such shares. The total cost of the solicitation will be borne by the Corporation.

     The Board of Directors is not aware of any matters other than as set forth herein which are likely to be brought before the meeting. If other matters do come before the meeting, the persons named in the accompanying proxy or their substitutes will vote the shares represented by such proxies in accordance with the recommendations of the Board of Directors of the Corporation.

                           II.  ELECTION OF DIRECTORS

     The following slate of twenty-five nominees has been proposed by the Board of Directors for election at the meeting. The shares represented by the proxies will, unless authority to vote is withheld, be voted in favor of these persons. In the election of directors each shareholder may vote his shares cumulatively by multiplying the number of shares he is entitled to vote by the number of directors to be elected. This product shall be the number of votes the shareholder may cast for one nominee or by distributing this number of votes among any number of nominees. If a shareholder withholds authority for one or more nominees and does not direct otherwise, the total number of votes the shareholder is entitled to cast will be distributed equally among the remaining nominees. Should any of these nominees be unable to accept the nomination, the votes which otherwise would have been cast for that nominee will be voted for such other persons as the Board of Directors shall nominate. Each director is elected to hold office until the next annual meeting of shareholders and until his successor is elected and qualified. Shareholders may make nominations at the meeting. The persons who will be elected to the Board of Directors will be the twenty-five nominees receiving the largest number of votes.

                                                              DIRECTOR OF
                              BUSINESS EXPERIENCE             CORPORATION &             DIRECTORSHIPS HELD
NAME                    AGE   DURING THE LAST FIVE YEARS      TRUSTMARK SINCE           IN OTHER COMPANIES(1)
----------------------------------------------------------------------------------------------------------------
J. Kelly Allgood        55    President, Mississippi              1991
                              Operations, BellSouth

Reuben V. Anderson      53    Partner, Phelps Dunbar,             1980                  The Kroger Company
                              Attorneys                                                 BellSouth Corporation

John L. Black, Jr.      56    Chairman and Chief Executive        1990
                              Officer, The Waverley Group, Inc.
                              (Owns and Manages Nursing Home
                              Facilities)

Harry H. Bush           63    President, Bush Construction        1988
                              Company, Inc. (Road and Bridge
                              Construction)

Robert P. Cooke III     61    Manages Personal and Family         1991
                              Investments


Frank R. Day            64    Chairman of the Board, President    1976                  BellSouth Tele-
                              and Chief Executive Officer,                              communications, Inc.
                              Trustmark Corporation; Chairman
                              of the Board and Chief Executive
                              Officer, Trustmark National Bank

William C. Deviney, Jr. 50    President, Deviney Construction     1995
                              Company, Inc. (Telecommunications
                              Construction Company)

D. G. Fountain, Jr.     59    President, Fountain Construction    1980
                              Company, Inc. (Mechanical and
                              Electrical Contractors)

C. Gerald Garnett       51    Executive Vice President and        1993
                              Chief Executive Officer,
                              Southern Farm Bureau
                              Casualty Insurance Company and
                              Southern Farm Bureau Property
                              Insurance Company

Matthew L. Holleman III 44    President and Chief Executive       1994
                              Officer, Mississippi Valley Gas
                              Company (Natural Gas Distribution)
                              since October 1993; Executive
                              Vice President and Treasurer
                              from 1991 to 1993

Fred A. Jones           60    President, Columbus Manufacturers,  1994
                              Inc. (Mail Order Distributor);
                              President, Columbus Marble Works,
                              Inc. (Manufacturer of Marble and
                              Granite Monuments and License
                              Plates) since July 1994; Vice
                              President until July 1994

T. H. Kendall III       59    President and General Manager,      1971
                              The Gaddis Farms, Inc. (Farming,
                              Banking, Oil Production)

Larry L. Lambiotte      48    Co-Owner, Falco Lime, Inc.          1995
                              (Lime Sales Company)

Robert V. Massengill    56    Chairman of the Advisory Board,     1989
                              Brookhaven Branch, Trustmark
                              National Bank since December
                              1992; President, Brookhaven
                              Branch, Trustmark National Bank
                              from August 1987 to December 1992

Donald E. Meiners       60    President, Mississippi Power &      1994                  Mississippi Power
                              Light Company since January 1993;                         & Light Company
                              President and Chief Operating
                              Officer, Mississippi Power & Light
                              Company from January 1992 to
                              January 1993; President and Chief
                              Operating Officer, Louisiana Power
                              & Light Company/New Orleans Public
                              Service, Inc. from 1990 to 1991

William Neville III     55    President, The Rogue and Good       1980
                              Company (Men's Clothing)

Richard H. Puckett      41    President and General Manager,      1995
                              Puckett Machinery Company,
                              (Distributor of Heavy Earth
                              Moving Equipment) since January
                              1992; Vice President and General
                              Manager, Puckett Machinery Company,
                              from January 1988 to January 1992

Charles W. Renfrow      49    President, Renfrow Supply, Inc.     1995
                              (Supplier of Commercial and Resi-
                              dential Construction Material);
                              President, Renfrow Insulation, Inc.
                              (Commercial and Residential
                              Insulation)

Clyda S. Rent           53    President, Mississippi              1994
                              University for Women

William Thomas Shows    63    General Manager, Pearl River        1987
                              Valley Electric Power Association

Harry M. Walker         45    Secretary, Trustmark Corporation    1992
                              since January 1995; President and
                              Chief Operating Officer, Trustmark
                              National Bank since March 1992;
                              Executive Vice President, Trustmark
                              National Bank, from May 1987 to
                              March 1992

LeRoy G. Walker, Jr.    46    President, LTM, Inc.                1995
                              (Owner, McDonald's Franchises)

Paul H. Watson, Jr.     57    President, Farmers Tractor          1989
                              Company, Inc.

John C. Wheeless, Jr.   55    Senior Partner, Wheeless, Beanland, 1995
                              Shappley & Bailess, Attorneys

Allen Wood, Jr.         52    President and Chief Executive       1993
                              Officer, Scientific Tele-
                              communications, Inc. (Tele-
                              communications Equipment Sales
                              and Service)

(1) Indicates other directorships in companies with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 or subject to the requirements of Section 15(d) of that Act or any company registered as an investment company under the Investment Company Act of 1940.

             III.  VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     On January 26, 1996, the Corporation had outstanding 34,910,683 shares of common stock, no par value, owned by approximately 5,300 shareholders. The following is certain information about shareholders beneficially owning more than five percent of the outstanding common stock of the Corporation.

NAME AND ADDRESS         AMOUNT AND NATURE OF        PERCENT
OF BENEFICIAL OWNER      BENEFICIAL OWNERSHIP        OF CLASS
--------------------     --------------------        --------
Capitol Street               2,053,787                 5.88%
 Corporation (1)
711 West Capitol Street
Jackson, MS 39207

Robert M. Hearin             3,818,692                10.94%
 Foundation; Robert M.
 Hearin Support
 Foundation (2)
711 West Capitol Street
Jackson, MS 39207

Trustmark National           3,932,188                11.26%
 Bank (3)
248 East Capitol Street
Jackson, MS 39201

(1)  Includes 12,254 shares owned by a second tier subsidiary.

(2) Includes 191,964 shares owned by the Robert M. Hearin Foundation, 1,436,441 shares owned by the Robert M. Hearin Support Foundation, 2,041,533 shares owned by Capitol Street Corporation, 136,500 shares owned by Bay Street Corporation and 12,254 shares owned by American Federated Insurance Company, Inc. which is a second tier subsidiary controlled by Capitol Street Corporation. Capitol Street Corporation is a 100 percent owned subsidiary of Galaxie Corporation, which may be deemed to be controlled by the Robert M. Hearin Support Foundation. Does not include 254,427 shares held in the Mississippi Valley Gas Company pension plan, since Trustmark National Bank ("Trustmark") has voting and investment power over these shares. Voting and investment decisions concerning shares beneficially owned by the Robert M. Hearin Foundation and the Robert M. Hearin Support Foundation are made by the Foundations' trustees: Robert
     M. Hearin, Jr., Matthew L. Holleman III, Daisy S. Blackwell, E.E. Laird, Jr., Laurie H. McRee and Alan W. Perry.

(3) Includes 1,770,820 shares owned by Trustmark's Profit Sharing and 401(k) Plan, 145,585 shares held in Trustmark's Employee Stock Purchase Plan, 81,873 shares held in Trustmark's Retirement Plan and 1,933,910 shares held by Trustmark's Trust Department in various capacities in which Trustmark has investment or voting discretion. Although Trustmark's Trust Department has voting and investment discretion with respect to the 1,933,910 shares held in trust, it has declined to exercise this authority as a matter of policy.

               IV.  OWNERSHIP OF EQUITY SECURITIES BY MANAGEMENT

     The table sets forth the beneficial ownership of the Corporation's common shares as of January 26, 1996, by persons who are currently serving as directors, persons nominated for election at the annual meeting and each of the executive officers named in Section V hereof. Also shown is ownership by all directors and executive officers of the Corporation as a group. The persons listed have sole voting and investment power as to all shares except as indicated. Percent of outstanding shares of common stock owned is not shown where less than one percent.

                         AMOUNT AND              PERCENT OF
                         NATURE OF               OUTSTANDING
                         BENEFICIAL              SHARES OF
                         OWNERSHIP OF            COMMON STOCK
     NAME               COMMON STOCK               OWNED
----------------         -------------           ------------
J. Kelly Allgood            13,829
Reuben V. Anderson           8,944 (1)
John L. Black, Jr.         276,311 (1)(2)
Harry H. Bush               27,671 (1)
Robert P. Cooke III         61,384
Frank R. Day             1,541,794 (3)             4.42%
William C. Deviney, Jr.        500
D. G. Fountain, Jr.        114,400 (4)
C. Gerald Garnett          717,051 (5)             2.05%
Matthew L. Holleman III  3,837,844 (6)            10.99%
Gerard R. Host               4,923 (1)(7)
Fred A. Jones              223,359 (1)(8)
T. H. Kendall III          183,459 (1)(9)
Larry L. Lambiotte          40,200 (10)
Robert V. Massengill        40,097
Donald E. Meiners              250
Thomas W. Mullen             4,131 (1)(7)
William Neville III         76,040
Richard H. Puckett         120,829 (1)(11)
William O. Rainey            5,464 (7)
Charles W. Renfrow         108,000 (12)
Clyda S. Rent                  300
William Thomas Shows        64,710 (1)
Harry M. Walker             11,003 (7)
LeRoy G. Walker, Jr.           500
Paul H. Watson, Jr.         11,100 (1)(13)
John C. Wheeless, Jr.      146,569
Allen Wood, Jr.              9,698 (1)

Above named persons and
executive officers of
Corporation as a group   7,650,360                21.91%

(1)  Includes shares owned by spouse and/or minor children.

(2) Includes 14,500 shares held in a private foundation for which nominee Has voting and investment authority.

(3) Includes 4,710 shares held for nominee in Trustmark's Employee Stock Purchase Plan and 132,636 shares owned by a charitable foundation as to which nominee has one of five votes on investment and voting decisions.

(4) Includes 96,600 shares owned by Fountain Construction Company for which nominee has voting authority.

(5) Includes 677,551 shares owned by Southern Farm Bureau Casualty Insurance Company and 36,000 shares owned by Southern Farm Bureau Casualty Insurance Company Employee Retirement Plan and Trust for which nominee has shared voting and investment authority.

(6) Includes 19,152 shares owned by nominee and immediate family members and 3,818,692 shares as to which nominee has shared investment and voting authority as a result of serving as one of six trustees of the Robert M. Hearin Foundation and the Robert M. Hearin Support Foundation, president and director of Galaxie Corporation, president and director of Capitol Street Corporation and president and director of Bay Street Corporation. These shares are reported as beneficially owned by the Robert M. Hearin Foundation and the Robert M. Hearin Support Foundation under Section III.

(7)  Includes shares held in Trustmark's Employee Stock Purchase Plan.

(8) Includes 17,361 shares owned by Columbus Manufacturers, Inc. and 4,668 shares owned by Quality Products, Inc., for which nominee has investment and voting authority. Also includes 74,568 shares owned in trusts for family members for which nominee's wife has voting and investment authority.

(9) Includes 43,436 shares held as trustee for which nominee has shared voting and/or investment authority. Also includes 66,028 shares owned by The Gaddis Farms, Inc. and 38,821 shares owned by Gaddis & McLaurin, Inc. for which nominee has voting authority.

(10 Includes 6,000 shares owned by Falco Lime, Inc. for which nominee has voting and/or investment authority.

(11) Includes 45,000 shares owned by Puckett Machinery Company and 30,180 shares held by Puckett Machinery Company Profit Sharing Plan for which nominee has either sole or shared voting and investment authority.

(12) Includes 6,500 shares held by Renfrow Supply Company Profit Sharing Plan for which nominee has either sole or shared voting and investment authority.

(13) Includes 1,000 shares held in an estate for which nominee has voting and investment authority.

              V.  COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

EXECUTIVE COMPENSATION

     The following table shows the aggregate compensation for the last three fiscal years paid by the Corporation and its subsidiary, Trustmark National Bank, to the Corporation's Chief Executive Officer and to Trustmark's four highest compensated executive officers where compensation in the form of salaries and bonuses exceeded $100,000 in 1995. For each named individual, credited years of service under Trustmark's pension plan is shown below. Deferred compensation is included as salary in the year earned.

                                                                     YEARS
NAME AND                                             ALL OTHER        OF
PRINCIPAL POSITION      YEAR   SALARY    BONUS(1)  COMPENSATION(2)  SERVICE
-------------------     ----   --------  --------  ---------------  ---------
Frank R. Day            1995   $450,000  $300,000     $ 5,746          39
Chairman and Chief      1994    400,000   150,000       5,717
Executive Officer       1993    325,000   162,500      10,644

Harry M. Walker         1995    170,000    70,000       5,716          25
Secretary;              1994    160,000    56,000       5,687
President and Chief     1993    150,000    60,000       9,325
Operating Officer,
Trustmark National Bank

Gerard R. Host          1995    135,000    60,500       5,671          12
Treasurer;              1994    125,000    31,750       5,642
Executive Vice          1993    118,000    35,400       6,775
President and Chief
Financial Officer,
Trustmark National Bank

William O. Rainey       1995    135,500    33,875       5,679          14
Executive Vice          1994    133,000    33,250       5,650
President and Chief     1993    130,000    39,000       7,471
Banking Officer,
Trustmark National Bank

Thomas W. Mullen        1995    123,500    30,875       5,675          13
Executive Vice          1994    121,000    30,250       5,646
President for Strategic 1993    118,000    35,400       6,780
Planning, Trustmark
National Bank

(1) Includes Business Development Incentive which was awarded in recognition of special new business development achievements. Amounts paid did not exceed $500 for any named individual in any year.

(2) Represents contributions under Profit Sharing Plan.

     Neither the Corporation nor Trustmark maintains a stock option, SAR, or similar long-term incentive plan.

     Trustmark maintains a noncontributory pension plan ("Plan") for employees who are 21 years or older and who have completed one year of service with a prescribed number of hours of credited service. The following table specifies the estimated benefits payable upon retirement under the Plan to persons in the following remuneration and years of service classifications:


10 YEAR AVERAGE          YEARS OF CREDITED SERVICE
ANNUAL EARNINGS    15      20      25      30      35      40
---------------  ------  ------  ------  ------  ------  -------
  $ 50,000      $11,250 $15,000 $18,750 $22,500 $26,250 $ 30,000
    75,000       18,221  24,294  30,368  36,441  42,515   48,140
   100,000       26,283  35,044  43,805  52,566  61,327   68,827
   125,000       34,346  45,794  57,243  68,691  80,140   89,515
   150,000       42,408  56,544  70,680  84,816  98,952  110,202
   175,000       42,408  56,544  70,680  84,816  98,952  110,202
   200,000       42,408  56,544  70,680  84,816  98,952  110,202
   300,000       42,408  56,544  70,680  84,816  98,952  110,202
   400,000       42,408  56,544  70,680  84,816  98,952  110,202

     Benefits payable under the Plan are based on a formula that takes into account the individual's average compensation over the highest consecutive ten-year period and the number of years of credited service. Subject to the benefit and compensation limits under federal law, the formula takes into account all compensation, including salaries and bonuses. For the year 1995, the compensation limit was $150,000 and the benefit limit was $120,000. Amounts actually payable pursuant to the Plan are not subject to deduction for Social Security. The table assumes that the entire service period was completed under the new benefit formula that is effective for service on or after January 1, 1989.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Corporation's Executive Committee serves as the Compensation Committee and, in such capacity, determines the compensation of the Corporation's executive officers.

     In establishing Mr. Day's salary for 1995, the Committee, without Mr. Day's involvement, considered various factors. Using the Wyatt Survey of Financial Institutions as a resource, the Committee considered the salaries of chief executive officers in 24 financial institutions ("Peer Group") located in the Southeastern United States with asset levels ranging from approximately $3 billion to $12.5 billion. The salary established for Mr. Day was approximately at the median level of the average salaries for the Peer Group. Four of the bank holding companies included in the Peer Group are in the KBW 50 index and the majority are included in the NASDAQ market index reflected in the Performance Graph that follows.

     In December 1995, the Board of Directors approved a discretionary bonus pool of $2.0 million. This amount was based upon the Corporation's earnings for 1995 compared to prior years. After establishing a maximum bonus for various categories of employees, including the chief executive officer, the Committee awarded Mr. Day a bonus of $300,000. In awarding this bonus, the Committee considered Mr. Day's performance based on various factors including traditional financial results and indicators such as revenues, expenses, earnings and qualitative ratios. In addition, regulatory compliance, competitive position and similar factors in the context of the Corporation's historical performance and the performance of comparable institutions were considered. These factors were not assigned specific weights and no specific quantitative measures of performance were employed by the Committee. The Committee determined that Mr. Day's performance in 1995 had been exceptional, providing strong leadership and unique problem solving capabilities to the organization. Although the Corporation's common stock price rose during 1995, this was not a factor considered by the Committee in evaluating Mr. Day's performance and establishing his bonus for 1995.

     The Executive Committee established the salaries of the other executive officers principally based upon Mr. Day's recommendations. The Committee and Mr. Day also reviewed compensation reported in the Wyatt Survey for similar positions at comparable financial institutions. Executive officers' salaries were designed to be at levels necessary to attract and retain qualified personnel.

     Bonuses paid to executive officers were allocated by the Committee based upon the recommendations of Management and the results of the formal performance appraisal process which is used in establishing salaries and allocating bonuses for all bank personnel. Factors considered included personal development, level of job responsibility, achievement of work goals and management skills.

                                  EXECUTIVE COMMITTEE
                                  T. H. Kendall III, Chairman
                                  Frank R. Day
                                  D. G. Fountain, Jr.
                                  John W. Head
                                  C. Gerald Garnett
                                  William F. Goodman, Jr.
                                  William Neville III
                                  Ben Puckett

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

     The Executive Committee, which is composed of the persons previously identified, performed as the Compensation Committee during 1995. Frank R. Day is the only member of the Committee who is an officer or employee of the Corporation or its subsidiaries. Mr. Goodman is a partner in a law firm which was retained by the Corporation and Trustmark during 1995 and which is anticipated to be retained during 1996. During 1995, no executive officer of the Corporation or any of its subsidiaries served as a member of the compensation committee (or other board or committee performing similar functions) or the board of directors of another entity, one of whose executive officers served on the Executive Committee or the Board of Directors of the Corporation.

COMPENSATION OF DIRECTORS

     Directors' meetings of the Corporation are held in conjunction with meetings of the Board of Directors of Trustmark. During 1995, each director and each committee chairman received $750 and $1,000, respectively, for each board meeting attended. Members of the Executive Committee were paid $1,875 per month for each committee meeting attended. Pursuant to the Corporation's Directors Deferred Fee Plan, the Corporation permits nonemployee Directors to elect annually to defer up to 100% of fees to be earned. Generally, amounts deferred are payable with interest to the participant in accordance with the participant's agreement with the Corporation. Members of the Board who are salaried officers of the Corporation or Trustmark are not paid directors' fees.

PERFORMANCE GRAPH

     The following graph compares the Corporation's annual percentage change in cumulative total return on common shares over the past five years with the cumulative total return of companies comprising the NASDAQ market value index and the KBW 50 Total Return Index. The KBW 50 is an industry index prepared by Keefe, Bruyette and Woods, Inc. and consists of 50 bank holding companies, including all money-center and most major regional bank holding companies. In previous years, the Corporation had used a peer group consisting of Bancorp South, Inc., Deposit Guaranty Corporation and Grenada Sunburst Corporation. With the acquisition of Grenada Sunburst Corporation by another financial institution during 1995, the Corporation was unable to use the same peer group index in its current Performance Graph.
          This presentation assumes that $100 was invested in shares of the relevant issuers on December 31, 1990, and that dividends received were immediately invested in additional shares. The graph plots the value of the initial $100 investment at one-year intervals.

                       FIVE YEAR CUMULATIVE TOTAL RETURN

     ----------------------FISCAL YEAR ENDING-------------------------
      COMPANY        1990     1991     1992     1993     1994     1995
     -----------------------------------------------------------------
     Trustmark Corp. 100    145.67   245.14   277.42   342.73   457.03
     KBW 50          100    158.27   201.68   212.85   201.99   323.52
     NASDAQ Market   100    128.38   129.64   155.50   163.26   211.77


                       VI.  TRANSACTIONS WITH MANAGEMENT

          No executive officer, director, nominee, their related entities or their immediate family members have been indebted to the Corporation, or any subsidiaries, other than Trustmark, at any time since January 1, 1995. In the ordinary course of business Trustmark has had, and expects to have in the future, banking transactions (including loans and other transactions) in excess of $60,000 with executive officers, directors, nominees, related entities and immediate family members. Such loans and other banking transactions are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons. None of the loans involved more than the normal risks of collectibility and presented no other unfavorable features.

     During 1995, the estate of Mr. R. M. Hearin, the Robert M. Hearin Foundation and corporations directly and indirectly controlled by them (including Bay Street Corporation, Galaxie Corporation, Capitol Street Corporation, Southland Oil Company and Mississippi Valley Gas Company) loaned money to Trustmark through the purchase of government securities pursuant to repurchase agreements. Director Matthew L. Holleman III is affiliated in various capacities with the aforementioned entities. A total of 1,000 repurchase transactions averaging $1,351,455 was conducted with these parties. Additionally, these entities engaged in 19 securities purchases averaging $2,168,137 through Trustmark's Investment Department. Trustmark entered into 18 repurchase transactions averaging $438,932 with Fountain Construction Company, Inc., which is owned by director D. G. Fountain, Jr. Trustmark entered into federal funds transactions, securities transactions and reverse repurchase transactions with Merchants and Planters Bank of Raymond, which is controlled by director T. H. Kendall III; the Bank of Edwards, controlled during part of 1995 by Frank R. Day; Smith County Bank, in which Mr. Day has a significant ownership interest; and Perry County Bank, with which director Matthew L. Holleman III is affiliated and in which the Robert M. Hearin Support Foundation has a significant ownership interest. These transactions included 12 securities sales averaging $393,231 to Merchants and Planters Bank of Raymond, 3 securities purchases averaging $144,326 and 12 reverse repurchase transactions averaging $454,242 with the Bank of Edwards, 10 securities sales averaging $672,871 to Smith County Bank and 4 securities sales averaging $513,382 to Perry County Bank. All transactions with these entities were on prevailing terms. Other members of Management and their related entities purchased and sold investment securities through Trustmark Financial Services, Inc. (a wholly-owned subsidiary of Trustmark) and periodically engaged in repurchase and other similar transactions with Trustmark; however, these transactions are not, in the opinion of Management, material to either Trustmark or the related entities. For the year 1995, Scientific Telecommunications, Inc., a company controlled by director Allen Wood, Jr., was paid $144,523 for telecommunications equipment and services.

     Reuben V. Anderson is a partner in the law firm of Phelps Dunbar and John
C. Wheeless, Jr. is a partner in the law firm of Wheeless, Beanland, Shappley and Bailess. Each of these firms was retained by the Corporation or Trustmark on various legal matters during 1995 and it is anticipated that these firms will be retained during 1996.

     During 1995, Trustmark engaged in business relationships with various entities in which members of Management have direct and indirect interests. None of these relationships was considered material to Trustmark or such entity.

                  VII.  OTHER INFORMATION CONCERNING DIRECTORS

     During 1995, the Corporation had an Audit Committee composed of J.
Kelly Allgood, Chairman, Harry H. Bush, Fred A. Jones, Richard H. Puckett, Paul H. Watson, Jr., Allen Wood, Jr. and Advisory Director William F. Goodman, Jr. This Committee, which conducts the usual and necessary activities in connection with the audit functions of the Corporation, held eight meetings during 1995.

     There were thirteen meetings of the Board of Directors held during 1995. Of those directors serving during 1995, none attended fewer than 75 percent of the Board meetings and meetings of those committees of which they were members except Larry L. Lambiotte,

Clyda S. Rent, Paul H. Watson, Jr., and John C. Wheeless, Jr.

     Directors, certain officers of the Corporation and its subsidiaries and holders of more than 10 percent of the Corporation's outstanding shares are required to file reports under Section 16 of the Securities Exchange Act of 1934. Federal regulations require disclosure of any failures to file these reports on a timely basis. The Corporation believes that during 1995 its officers, directors and greater than 10 percent beneficial owners complied with all filing requirements with the following exceptions: Director Larry L. Lambiotte and Advisory Director Davenport Mosby, Jr. each filed late one report covering one transaction.

                     VIII.  INDEPENDENT PUBLIC ACCOUNTANTS

     It is the intention of the Board of Directors to employ the services of Arthur Andersen LLP, independent accountants for the Corporation during the most recently completed fiscal year, as independent accountants for the Corporation for the year 1996. Representatives of Arthur Andersen LLP are expected to be present at the shareholders' meeting with the opportunity to make a statement, if they desire to do so, and to be available to respond to appropriate and proper questions during the period generally allotted for questions at the meeting.

                         IX.  PROPOSALS OF SHAREHOLDERS

     In order for a shareholder proposal to be included in a proxy statement and form of proxy prepared by the Board of Directors, it must meet the requirements of Rule 14a-8 of the Securities Exchange Act of 1934 and be received at the principal executive offices of the Corporation not less than 120 days in advance of the date the previous year's proxy statement and form of proxy were mailed to shareholders. Thus, a shareholder proposal must be received before October 20, 1996 in order to be included in the proxy statement and form of proxy for the 1997 annual meeting.

     BY ORDER OF THE BOARD OF DIRECTORS.

                               /s/ Frank R. Day
                               ----------------------
                                   Chairman

                                   APPENDIX 1

                                   PROXY CARD

                             TRUSTMARK CORPORATION

             POST OFFICE BOX 291  JACKSON, MISSISSIPPI  39205-0291

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS ON MARCH 12, 1996.

The undersigned, having received Notice of Meeting and Proxy Statement dated February 16, 1996, appoint D. G. Fountain, Jr., T. H. Kendall III and William Neville III and each or any of them as proxies, with full power of substitution and revocation, to represent the undersigned and to vote all shares of the Common Stock of Trustmark Corporation which the undersigned is entitled to vote at the Annual Meeting of the Shareholders of the Corporation to be held on March 12, 1996, in Ballroom "A" of the Ramada Plaza Hotel, located at Interstate 55 North and County Line Road, in Jackson, Mississippi, at 10:00 o'clock A.M., Local Time, and any adjournment thereof, as follows:

1.   ELECTION OF DIRECTORS

          J. Kelly Allgood, Reuben V. Anderson, John L. Black, Jr., Harry H. Bush, Robert P. Cooke III, Frank R. Day, William C. Deviney, Jr., D.
          G. Fountain, Jr., C. Gerald Garnett, Matthew L. Holleman III, Fred A. Jones, T. H. Kendall III, Larry L. Lambiotte, Robert V. Massengill, Donald E. Meiners, William Neville III, Richard H. Puckett, Charles
          W. Renfrow, Clyda S. Rent, William Thomas Shows, Harry M. Walker, LeRoy G. Walker, Jr., Paul H. Watson, Jr., John C. Wheeless, Jr. and Allen Wood, Jr.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting in accordance with the decision of the Board of Directors. Management knows of no other matters that may properly be, or which are likely to be, brought before the meeting.

SEE REVERSE SIDE

(X) Please mark your vote as in this example

When properly executed, this proxy will be voted in the manner directed by the undersigned shareholder. IF NO DIRECTION IS MADE, THE SHARES WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS. UNLESS AUTHORITY IS WITHHELD AS TO A PARTICULAR NOMINEE, THE PROXY WILL BE VOTED FOR EACH NOMINEE LISTED.

         1. Election of Directors (see reverse)

          (  ) FOR all nominees                (  ) WITHHOLD all nominee

          (  ) FOR, EXCEPT vote withheld from the following nominee(s):

          ----------------------------------------------------------------------

Please sign exactly as name appears.  WHEN SHARES ARE HELD AS JOINT
TENANTS, BOTH MUST SIGN. Trustees, attorneys, executors, administrators, guardians, and others signing in a representative capacity should indicate the capacity in which they sign. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature                                        Date
          -------------------------------------       -------------------------

Signature                                        Date
          -------------------------------------       -------------------------

Please mark, sign, date and return proxy card promptly using the enclosed envelope.